MUTUAL RESCISSION

     THIS MUTUAL RESCISSION ("Agreement") is made and entered into on this 21st day of October, 1999, by and between Centrocom Corp., a Nevada corporation ("Corporation") (formerly FamilyWare International, Inc.); Eric Peacock ("Peacock"); Vernon M. Briggs III ("Briggs"); and Centrocom Technologies Corporation, a Nevada corporation ("CTC") (formerly Centrocom Corp.) and provides for the rescission of that certain transaction specified by the provisions of that Common Stock Exchange and Acquisition Agreement ("Acquisition Agreement") dated May 7, 1999, and entered into between the Corporation, Peacock, Briggs and CTC.

                                    RECITALS

     A. On or about May 7, 1999, the Corporation, CTC, Peacock and Briggs entered into a Common Stock Exchange and Acquisition Agreement ("Acquisition Agreement") whereby the Corporation acquired all of the issued and outstanding $.001 par value common stock of CTC.

     B. Corporation, Peacock and Briggs have determined that it is in their best interests to rescind the Acquisition Agreement. Accordingly, Corporation, Peacock, Briggs and CTC, and each of them, desire to rescind the transactions specified by the provisions of the Acquisition Agreement and, therefore, forego all rights and benefits specified by the provisions of the Acquisition Agreement, and to return the respective parties to the status and position of that existing prior to the closing of the Acquisition Agreement.

     C. The rescission of the transaction specified by the provisions of the Acquisition Agreement contemplates Corporation and CTC shall enter into (i) a Software Licensing Agreement ("Licensing Agreement") whereby Corporation would be granted a license to exploit the Zowwwie!.com website and related software (collectively "Software") commercially, which license is more particularly described in the Licensing Agreement; and (ii) a Software Maintenance and Development Agreement providing for the development, maintenance and management of the Software.

NOW, THEREFORE, IN CONSIDERATION OF THE RECITALS SPECIFIED ABOVE THAT SHALL BE DEEMED TO BE A SUBSTANTIVE PART OF THIS AGREEMENT, AND THE MUTUAL COVENANTS, PROMISES, UNDERTAKINGS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES SPECIFIED IN THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES DO HEREBY COVENANT, PROMISE, AGREE, REPRESENT AND WARRANT AS FOLLOWS:



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                                    ARTICLE I
                                   DEFINITIONS

As used in this Agreement, in addition to terms defined elsewhere in this Agreement, the terms specified below in this Article I shall have the definitions and meanings specified immediately after those terms, unless a different and common meaning of the term is clearly indicated by the context, and variants and derivatives of the following terms shall have correlative meanings. To the extent that certain of the definitions and meanings specified below suggest, indicate, or express agreements between or among parties to this Agreement, or specify representations or warranties or covenants of a party, the parties agree to the same by execution of this Agreement. The parties to this Agreement agree that agreements, representations, warranties, and covenants expressed in any part or provision of this Agreement shall for all purposes of this Agreement be treated in the same manner as other such agreements, representations, warranties, and covenants specified elsewhere in this Agreement, and the article or section of this Agreement within which such an agreement, representation, warranty, or covenant is specified shall have no separate meaning or effect on the same.

     1.1 "Agreement". This Agreement of Mutual Rescission, including all of its schedules and exhibits and all other documents specifically referred to in this Agreement that have been or are to be delivered by a party to this Agreement to another such party in connection with the Transaction or this Agreement, and including all duly adopted amendments, modifications, and supplements to or of this Agreement and such schedules, exhibits, and other documents.

     1.2 "Closing". The completion of the Transaction, to occur as contemplated by the provisions of Article II of this Agreement.

     1.3 "Closing Date". The date on which the Closing actually occurs.

     1.4 "Closing Time". The time at which the Closing actually occurs. All events that are to occur at the Closing Time shall, for all purposes, be deemed to occur simultaneously, except to the extent, if at all, that a specific order of occurrence is otherwise described.

     1.5 "Corporation". Centrocom Corp., a Nevada corporation.

     1.6 "CTC". Centrocom Technologies Corporation, a Nevada corporation, which will, pursuant to the Transaction, cease to be a subsidiary of the Corporation..

     1.7 "Consideration". One million (1,000,000) shares of $.001 par value common stock of CTC, for which nine million (9,000,000) shares of $.0005 par value common stock of the Corporation currently held by Peacock and Briggs will be exchanged.

     1.8 "Transaction". The rescission of the transaction specified by the Acquisition Agreement pursuant to which CTC shall cease to be a subsidiary of the Corporation.



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                                   ARTICLE II
                                 THE TRANSACTION

     2.1 The Transaction. On the Closing Date, and at the Closing Time, subject in all instances to each of the terms, conditions, provisions and limitations specified in this Agreement (i) Peacock and Briggs shall transfer, convey, assign, deliver and set over to the Corporation, free and clear of any and all liens and charges, and the Corporation shall accept from Peacock and Briggs, nine million (9,000,000) shares of $.0005 par value common stock of the Corporation currently held by Peacock and Briggs; (ii) the Corporation will transfer, convey, assign, deliver and set over to Peacock and Briggs, free and clear of any and all liens and charges, and Peacock and Briggs shall accept from the Corporation, one million (1,000,000) shares of $.001 par value common stock of CTC held by the Corporation; and (iii) on the Closing, after Peacock and Briggs have appointed David Smith as President, Chief Executive Officer, Secretary and a director of the Corporation, Peacock and Briggs shall resign as officers and directors of the Corporation.

     2.2 Closing. The Closing of the Transaction shall take place at the offices of Stepp & Beauchamp LLP, 1301 Dove Street, Suite 460, Newport Beach, California, at 10:00 A.M. or at such other place and time as the Purchaser and the Company may agree upon, on the Closing Date.

                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

     The Corporation, to the best of its knowledge, hereby represents and warrants to Peacock and Briggs:

          3.1 Organization And Qualification. The Corporation is a corporation duly organized, validly existing, and in good standing pursuant to the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to conduct business as that business is now being conducted. The Corporation is duly qualified as a foreign corporation to do business, and in good standing, in each jurisdiction where the character of the properties owned or leased by it, or the nature of its activities, is such that qualification as a foreign corporation in that jurisdiction is required by law.

          3.2 Authority Relative to This Agreement. The Corporation has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations created by this Agreement. The execution and delivery of this Agreement and the consummation of the Transaction have been duly authorized and approved by the requisite corporate authority of the Corporation and no other corporate proceedings on the part of the Corporation are necessary to approve and adopt this Agreement or to approve the consummation of the Transaction, including issuance and/or assignment and delivery of the CTC shares of stock. This Agreement has been duly and validly executed and delivered by the Corporation and constitutes a valid and binding obligation of the Corporation, enforceable in accordance with its terms.



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          3.3  Absence of Breach;  No  Consents.  The  execution,  delivery  and performance of this Agreement, and the performance by the Corporation of its obligations created by this Agreement do not (i) conflict with, and will not result in a breach of, any of the provisions of the Articles of Incorporation or Bylaws of the Corporation; (ii) contravene any law, rule or regulation of any state or commonwealth or of the United States, or of
     any  applicable  foreign  jurisdiction,   or  any  order,  writ,  judgment,
     injunction, decree, determination, or award affecting or obligating the Corporation, in such a manner as to provide a basis for enjoining or otherwise preventing consummation of the Transaction; (iii) conflict with or result in a material breach of or default pursuant to any material indenture or loan or credit agreement or any other material agreement or instrument to which Corporation is a party, in such a manner as to provide
     a  basis  for  enjoining  or  otherwise  preventing   consummation  of  the
     Transaction; or (iv) require the authorization, consent, approval or license of any third party of such a nature that the failure to obtain the
     same  would  provide  a  basis  for   enjoining  or  otherwise   preventing
     consummation of the Transaction.

          3.4 Aknowledgement of Ownership. The Corporation does not have, and will not now or in the future, assert an ownership interest in any of the following:

          (1) All intellectual property and other technology, copyrights, patent rights and proprietary rights to all such technology of any kind, type or nature (i) owned, or contemplated as owned, by CTC prior to the execution of the Acquisition Agreement; and (ii) developed, acquired or conceived after the execution of the Acquisition Agreement.

          (2) The real estate lease for the premises located at 3434 Via Lido, Suite 300, Newport Beach, California 92630.

          (3) Any and all machinery, equipment, appliances, personal or other property of every kind, type and nature located at 3434 Via Lido, Suite 300, Newport Beach, California 92630.

          (4) All books, papers and materials, computer documents, software, source codes and computer programs or other designs, regardless of kind, type or nature.

          (5) Those accounts designated as (i) Smith Barney Account Number 82601130-1-7; and (ii) Bank of America Accounts numbered 0202604709, 0202105881 and 0202707202. CTC, Briggs and Peacock
               shall have the right to change the name of the accounts listed in this Section 3.4, subsection (5) from Centrocom Corp. to
               Centrocom Technologies Corporation. The Corporation will take every action reasonably necessary in order to assist CTC, Briggs and Peacock in the changing of the accounts listed in this
               Section 3.4, subsection (5), to the name of CTC, such accounts into the name of CTC.



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                                                                            E-97
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          3.5 CTC Shares. Those one million shares of CTC assigned, transferred, conveyed and returned to Peacock and Briggs represent and evidence the absolute and entire ownership interest of the Corporation in CTC. The Corporation has the full, complete and unrestricted right, power and authority to sell, assign, transfer, and deliver those one million (1,000,000) shares to Peacock and Briggs, as provided in this Agreement, and delivery thereof pursuant to this Agreement will convey and return to Peacock and Briggs legal and beneficial ownership to the CTC shares.

          3.6 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the Transaction or any related transaction based upon any agreements, written or oral, made by or on behalf of the Corporation.

                                   ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF PEACOCK AND BRIGGS

     Peacock and Briggs, and each of them, to the best of their knowledge, hereby represent and warrant to the Corporation the following:

          4.1 Title and Ownership of Shares. Peacock and Briggs are the sole legal and beneficial owners of those nine million (9,000,000) shares of $.0005 par value common stock issued by the Corporation and held by Peacock and Briggs, free and clear of any and all liens, claims, pledges, mortgages, encumbrances, security interests, voting trust arrangements, restriction on sale or transfer, or other restrictions whatsoever, except for restrictions on transfer pursuant to federal and state securities laws. Peacock and Briggs have the full, complete and unrestricted right, power and authority to sell, assign, transfer, and deliver those nine million (9,000,000) shares to the Corporation, as provided in this Agreement, and delivery thereof pursuant to this Agreement will convey to the Corporation lawful, valid and marketable title to all those shares. No other person has any direct or indirect record or beneficial title or interest or claim of any nature whatsoever to any of those shares.

          4.2 Authority Relative to This Agreement. Peacock and Briggs have the requisite power and authority to enter into this Agreement and to carry out their obligations created by this Agreement. The execution and delivery of this Agreement and the consummation of the Transaction have been duly authorized and approved by Peacock and Briggs and no other action on the part of Peacock and Briggs are necessary to approve and adopt this Agreement or to approve the consummation of the Transaction. This Agreement has been duly and validly executed and delivered by Peacock and Briggs and constitutes a valid and binding obligation of Peacock and Briggs, enforceable in accordance with its terms.

          4.3 Absence of Breach; No Consents. The execution, delivery and performance of this Agreement, and the performance by Peacock and Briggs of their obligations created by this Agreement do not (i) contravene any law, rule or regulation of any state or commonwealth or of the United States, or of any applicable foreign jurisdiction, or any order, writ, judgment, injunction, decree, determination, or award affecting or obligating Peacock and Briggs, or either of



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     them,  in such a manner as to provide a basis for  enjoining  or  otherwise preventing consummation of the Transaction; (ii) conflict with or result in a material breach of or default pursuant to any material indenture or loan or credit agreement or any other material agreement or instrument to which Peacock and Briggs, or either of them, is a party, in such a manner as to provide a basis for enjoining or otherwise preventing consummation of the Transaction; or (iii) require the authorization, consent, approval or license of any third party of such a nature that the failure to obtain the
     same  would  provide  a  basis  for   enjoining  or  otherwise   preventing
     consummation of the Transaction.

          4.4 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the Transaction or any related transaction based upon any agreements, written or oral, made by or on behalf of Peacock and Briggs, or either of them.

                                    ARTICLE V
                      REPRESENTATIONS AND WARRANTIES OF CTC

     CTC represents to the Corporation, Peacock and Briggs, as follows:

          5.1 Authority Relative to this Agreement. This Agreement has been duly and validly executed and delivered by CTC and constitutes a valid and binding Agreement of the Company enforceable in accordance with its terms. CTC has all requisite corporate power and authority to enter into this Agreement and to carry out the Transaction, and its doing so has been duly and sufficiently authorized.

          5.2 Absence of Breach; No Consents. The execution, delivery, and performance of that Consent To Recession, does not (i) conflict with or result in a breach of any of the provisions of the Articles of Incorporation or Bylaws of CTC; (ii) contravene any law, ordinance, rule, or regulation of any State or political subdivision of either or of the United States, will be satisfied in all material respects prior to the Closing), or of any applicable foreign jurisdiction, or contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, or cause the suspension or revocation of any authorization, consent, approval, or license, presently in effect, which affects or obligated, CTC or any of its material properties, except in any such case where such contravention will not have a material adverse effect on the business, condition (financial or otherwise), operations or prospects of CTC, and will not have a material adverse effect on the validity of this Agreement or on the validity of the consummation the Transaction; (iii) conflict with or result in a material breach of or default pursuant to any material indenture or loan or credit agreement or any other material agreement or instrument to which CTC is a party or by which it may be affected or obligated; (iv) require the authorization, consent, approval, or license of any third party; or (v) constitute any reason for the loss or suspension of any permits, licenses, or other authorizations used in the business of CTC.



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          5.3 Brokers.  No broker,  finder,  or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with this Agreement or the Transaction or any related transaction based upon any agreements, written or oral, made by or on behalf of CTC. CTC does not have any obligation to pay finder's or broker's fees or commissions in connection with the exercise of options to renew or extend real estate leases to which CTC is a party.

                                   ARTICLE VI
                          COVENANTS OF THE CORPORATION

     6.1 Affirmative Covenants. From the date of this Agreement through the Closing Date, the Corporation will take every action reasonably required of it in order to satisfy the conditions to Closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction substantially as contemplated by the provisions of this Agreement, and the Corporation will exert all reasonable efforts to cause the Transaction to be consummated; provided, however, in all instances that the representations and warranties of CTC, Peacock and Briggs specified in this Agreement are true and correct and that the conditions to the obligations of the Corporation set forth in this Agreement are not incapable of satisfaction.

     6.2 Cooperation. The Corporation shall cooperate with CTC, Peacock and Briggs and their counsel, accountants and agents in every way in consummating the Transaction, and in delivering all documents and instruments deemed reasonably necessary or useful by counsel to CTC, Peacock and Briggs.

     6.3 Expenses. Whether or not the Transaction is consummated, all costs and expenses incurred by the Corporation in connection with this Agreement and the Transaction shall be paid by the Corporation.

     6.4 Delivery of Certificates. On the Closing, the Corporation shall deliver or cause to be delivered to Peacock and Briggs each and every certificate representing those one million (1,000,000) shares of $.001 par value common stock of CTC to which the Corporation is entitled as a result of the Acquisition Agreement, which certificates shall be duly endorsed by the Corporation for transfer of those shares to Peacock and Briggs.

     6.5 Inspection of Books and Records. In order to assist CTC and its attorneys, auditors, officers, directors and agents to complete its year-end audit for the fiscal year ended December 31, 1999, CTC, Briggs and Peacock shall have the right at any reasonable time to inspect all books, records and documents of any kind of the Corporation for the period from May 7, 1999, to the Closing Date. This inspection by CTC, Briggs and Peacock may be made in person or by an agent or attorney, and the right of inspection includes the right to copy and make extracts of documents. The right to inspection shall cease upon completion of CTC's audit for the fiscal year ended December 31, 1999, as reasonably determined by CTC. CTC and its officers, directors, employees, agents and attorneys shall cooperate fully with the Corporation and its auditors, attorneys, agents, officers, directors and employees in the preparation of the Corporation's audit



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


for the fiscal year ended December 31, 1999.

                                  ARTICLES VII
                         COVENANTS OF PEACOCK AND BRIGGS

     7.1 Affirmative Covenants. From the date of this Agreement through the Closing Date, Peacock and Briggs, and each of them, will take every action reasonably required of them in order to satisfy the conditions to Closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction substantially as contemplated by the provisions of this Agreement, and Peacock and Briggs, and each of them, will exert all reasonable efforts to cause the Transaction to be consummated; provided, however, in all instances that the representations and warranties of the Corporation and CTC specified in this Agreement are true and correct and that the conditions to the obligations of Peacock and Briggs set forth in this Agreement are not incapable of satisfaction.

     7.2 Cooperation. Peacock and Briggs, and each of them, shall cooperate with the Corporation and CTC and their counsel, accountants and agents in every way in consummating the Transaction, and in delivering all documents and instruments deemed reasonably necessary or useful by counsel to the Corporation.

     7.3 Delivery of Certificates. On the Closing, Peacock and Briggs, and each of them, shall deliver or cause to be delivered to the Corporation each and every certificate representing those nine million (9,000,000) shares of $.0005 par value common stock of the Corporation issued by the Corporation to Peacock and Briggs, which certificates shall be duly endorsed by Peacock and Briggs for transfer of those shares to the Corporation.

     7.4 Expenses. Whether or not the Transaction is consummated, all costs and expenses incurred by Peacock and Briggs in connection with this Agreement and the Transaction shall be paid by Peacock and Briggs.

     7.5 Appointment of David Smith. On the Closing, Peacock and Briggs, in their capacities as the only members of the Board of Directors of the Corporation, shall appoint David Smith as President, Chief Executive Officer, Secretary and a member of the Board of Directors of the Corporation.

     7.6 Resignation as Officers and Directors. On the Closing, after Peacock and Briggs have appointed David Smith as officers and a director of the Corporation, as specified in Section 7.6 above, Peacock and Briggs, and each of them, shall resign as officers and directors of the Corporation.


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

                                  ARTICLE VIII
                                COVENANTS OF CTC

     8.1 Affirmative Covenants. From the date hereof through the Closing, CTC will take every action reasonably required of it to satisfy the conditions to Closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction substantially as contemplated by the provisions of this Agreement, and will exert all reasonable efforts to cause the Transaction to be consummated, provided in all instances that the representations and warranties of the Corporation, Briggs and Peacock in this Agreement are and remain true and accurate and that the covenants and agreements of the Corporation, Briggs and Peacock in this Agreement are performed and that the conditions to the obligations of CTC set forth in this Agreement are not incapable of satisfaction and subject, at all times, to the right and ability of the directors of CTC to satisfy their fiduciary obligations.

     8.2 Cooperation. CTC will cooperate with the Corporation, Briggs and Peacock and their counsel, accountants and agents in every way in consummating the Transaction and in delivering all documents and instruments deemed reasonably necessary or useful by the Corporation.

     8.3 Inspection of Books and Records. In order to assist the Corporation and its attorneys, auditors, officers, directors and agents to complete its year-end audit for the fiscal year ended December 31, 1999, the Corporation shall have the right at any reasonable time to inspect all books, records and documents of every kind of CTC for the period from May 7, 1999, to the Closing Date. This inspection by the Corporation may be made in person or by an agent or attorney, and the right of inspection includes the right to copy and make extracts of documents. The right of inspection shall cease upon the completion of the Corporation's year-end audit for the fiscal year ended December 31, 1999, as reasonably determined by the Corporation. CTC and its officers, directors, employees, agents and attorneys shall cooperate fully with the Corporation and its auditors, attorneys, agents, officers, directors and employees in the preparation of the Corporation's audit for the fiscal year ended December 31, 1999.

     8.4 Expenses. Whether or not the Transaction in consummated, all costs and expenses incurred by CTC in connection with this Agreement and the Transaction shall be paid by CTC.

     8.5 Publicity. Prior to the Closing, any written news releases by CTC pertaining to this Agreement or the Transaction shall be submitted to the Corporation, Briggs and Peacock for review and approval prior to release by CTC, and shall be released only in a form approved by the Corporation, Briggs and Peacock; provided, however, that (i) such approval shall not be unreasonably withheld and (ii) such review and approval shall not be required of releases by CTC, if prior review and approval would prevent the timely and accurate dissemination of such press release as required to comply, in the judgment of counsel, with any applicable law, rule, or policy.



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                                   ARTICLE IX
                              CONDITIONS TO CLOSING

     9.1 Conditions to Obligation of the Corporation. The obligation of the Corporation to effect the Transaction shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless the Corporation shall waive such fulfillment in writing:

     (1) This Agreement and the Transaction shall have received all approvals, consents, authorizations, and waivers from governmental and other regulatory agencies and other third parties required to consummate the Transaction.

     (2) There shall not be in effect a preliminary or permanent in junction or other order by any federal or state court which prohibits the consummation of the Transaction.

     (3) CTC, Peacock and Briggs shall have performed in all material respects each of their agreements and obligations specified in this Agreement and required to be performed on or prior to the Closing and shall have complied with all material requirements, rules, and regulations of all regulatory authorities having jurisdiction relating to the Transaction.

     (4) The representations and warranties of CTC, Peacock and Briggs set forth in this Agreement shall be true in all material respects as of the date of this Agreement.

     9.2 Conditions to Obligation of CTC. The obligation of CTC to effect the Transaction shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless CTC shall waive such fulfillment in writing:

     (1) This Agreement and the Transaction shall have received all approvals, consents, authorizations, and waivers from governmental and other regulatory agencies and other third parties (including lenders, holders of debt securities and lessors required by law to consummate the Transaction.

     (2) There shall not be in effect a preliminary or permanent injunction or other order by any federal or state authority which prohibits the consummation of the Transaction.

     (3) The Corporation, Briggs and Peacock shall have performed in all material respects their agreements and obligations specified in this Agreement required to be performed on or prior to the Closing.

     (4) The representations and warranties of the Corporation, Briggs and Peacock set forth in this Agreement shall be true in all material respects as of the date of this Agreement and, except in such respects as do not materially and adversely affect the business of the Corporation, as of the Closing Date as if made as of the Closing

          Date.

     9.3 Conditions to Obligation of Peacock and Briggs. The obligation of Peacock and Briggs to effect the Transaction shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless Peacock and Briggs shall waive such fulfillment in writing:

     (1) This Agreement and the Transaction shall have received all approvals, consents, authorizations, and waivers from governmental and other regulatory agencies and other third parties (including lenders, holders of debt securities and lessors required by law to consummate the Transaction.

     (2) There shall not be in effect a preliminary or permanent injunction or other order by any federal or state authority which prohibits the consummation of the Transaction.

     (3) The Corporation and CTC shall have performed in all material respects their agreements and obligations specified in this Agreement required to be performed on or prior to the Closing.

     (4) The representations and warranties of the Corporation and CTC set forth in this Agreement shall be true in all material respects as of the date of this Agreement and, except in such respects as do not materially and adversely affect the business of the Corporation, as of the Closing Date as if made as of the Closing Date.

                                    ARTICLE X
              DOCUMENTS TO BE DELIVERED AND INSTRUMENTS AT CLOSING

     10.1 The Corporation to Peacock and Briggs. On the Closing, the Corporation shall deliver or cause to be delivered to Peacock and Briggs a certificate evidencing and representing one million (1,000,000) shares of CTC's $.001 par value common stock.

     10.2 Peacock and Briggs to the Corporation. On the Closing, Peacock and Briggs, and each of them, shall deliver or cause to be delivered to the Corporation the certificates evidencing and representing those nine million (9,000,000) shares of $.0005 par value common stock issued by the Corporation to Peacock and Briggs pursuant to the Acquisition Agreement, which certificates shall be duly endorsed by Peacock and Briggs for transfer of those shares to the Corporation.

                                   ARTICLE XI
                                 INDEMNIFICATION

     11.1 Indemnification of Corporation. Briggs, Peacock and CTC shall save Corporation harmless from and against and shall indemnify Corporation for any liability, loss, costs, expenses, or damages howsoever caused by reason of any injury (whether to body, property, or personal or business character or reputation) sustained by any person or to property by reason of any act, neglect, default or omission of Briggs, Peacock or CTC or any of Briggs', Peacock's or CTC's agents, employees, or other representatives, and Briggs, Peacock and CTC shall pay all amounts to be paid or discharged in case of an action or any such damages or injuries. If Contractor is sued in any court for damages by reason of any of the acts of Briggs, Peacock and/or CTC, Briggs, Peacock and/or CTC party shall defend the resulting action (or cause same to be defended) at Briggs', Peacock's and/or CTC's expense and shall pay and discharge any judgment that may be rendered in any such action; if Briggs, Peacock or CTC fail or neglect to so defend in such action, Corporation may defend such action and any expenses, including reasonable attorneys' fees, which Corporation may pay or incur in defending such action and the amount of any judgment which Corporation may be required to pay shall be promptly reimbursed by Briggs, Peacock and/or CTC upon demand by Corporation.

     11.2 Indemnification of Briggs, Peacock and CTC. Corporation shall save Briggs, Peacock and CTC harmless from and against and shall indemnify Briggs, Peacock and CTC for any liability, loss, costs, expenses, or damages howsoever caused by reason of any injury (whether to body, property, or personal or business character or reputation) sustained by any person or to property by reason of any act, neglect, default or omission of Corporation or any of Corporation's agents, employees, or other representatives, and Corporation shall pay all amounts to be paid or discharged in case of an action or any such damages or injuries. If Briggs, Peacock or CTC are sued in any court for damages by reason of any of the acts of Corporation, Corporation or such other party shall defend the resulting action (or cause same to be defended) at
Corporation's expense and shall pay and discharge any judgment that may be rendered in any such action; if Corporation fails or neglects to so defend in such action, Briggs, Peacock and CTC may defend such action and any expenses, including reasonable attorneys' fees, which Briggs, Peacock or CTC may pay or incur in defending such action and the amount of any judgment which Briggs, Peacock or CTC may be required to pay shall be promptly reimbursed by Corporation upon demand by Briggs, Peacock or CTC.

                                   ARTICLE XII
                                RELEASE OF CLAIMS

     12.1 Release of Claims by Peacock.

     (1) Subject to and except as to those claims contemplated by the provisions of Article XI of this Agreement, Peacock, on behalf of himself, his agents, relatives, associates, representatives, employees, attorneys, joint venturers, affiliates, general and limited partners, predecessors, affiliates, heirs, successors and assigns, and all persons acting by, through, under or in concert with any of them, hereby irrevocably and forever releases, acquits and discharges the Corporation and the Corporation's agents, officers, directors, shareholders, employees, attorneys, joint venturers, general and limited partners, successors, predecessors, parent and subsidiary corporations, affiliates, attorneys, accountants, representatives, contractors, and assigns and all persons acting by, through, under or in concert with any of them, from any and all claims, charges, complaints, injuries, liabilities, obligations, losses, debts, suits, demands, grievances, costs, expenses (including, but not limited to, attorneys' fees, receiver fees, accountant fees, and other professional and expert fees) rights, actions and causes of action, of any nature or manner whatsoever, known and unknown, suspected and unsuspected, contingent or fixed, liquidated or unliquidated, past, present or future, including, but not limited to, rights arising out of alleged violations of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any tort, or any federal, state or other governmental statute, regulation, law or ordinance from the beginning of time to the date of execution of this Agreement, which Peacock may have as to the Corporation, and as to the Corporation's agents, officers, directors, shareholders, employees, attorneys, joint venturers, affiliates, general and limited partners, successors, predecessors, parent and subsidiary corporations, accountants, attorneys, contractors, representatives, successors and assigns and all persons acting by, through, under or in concert with any of them.

     (2)  The only  exceptions to the releases  specified in this  Agreement are
          (i) the obligations created and evidenced by the terms, conditions and provisions of this Agreement, as specified expressly in this
          Agreement;  and (ii) those claims  contemplated  by the  provisions of
          Article XI of this Agreement.

     (3) It is understood that there is a risk that, subsequent to the execution and delivery of this Agreement, losses, damages or injuries might be incurred which are unknown or unanticipated, for whatever reason, at the time of the execution and delivery of this Agreement. It is none the less specifically agreed that the releases specified in this Agreement are fully and completely effective regardless of any present lack of knowledge on the part of any party as to any claims, charges, complaints, liabilities, obligations, debts, suits, demands, grievances, losses, damages, injuries costs, expenses, rights, actions or causes of action, or as to any possible fact or circumstance relating in any manner to the matters for which the releases specified in this Agreement are made. Peacock voluntarily, intentionally and expressly waives the benefits and provisions of Section 1542 of the Civil Code of the State of California, and any similar law of any state or territory of the United States of America or other jurisdiction. Specifically, that Section 1542 specifies as follows:

               "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

     12.2 Release of Claims by Briggs.

     (1) Subject to and except as to those claims contemplated by the provisions of Article XI of this Agreement, Briggs, on behalf of himself, his agents, relatives, associates, representatives, employees, attorneys, joint venturers, affiliates, general and limited partners, predecessors, affiliates, heirs, successors and assigns, and all persons acting by, through, under or in concert with any of them, hereby irrevocably and forever releases, acquits and discharges the Corporation and the Corporation's agents, officers, directors, shareholders, employees, attorneys, joint venturers, general and limited partners, successors, predecessors, parent and subsidiary corporations, affiliates, attorneys, accountants, representatives, contractors, and assigns and all persons acting by, through, under or in concert with any of them, from any and all claims, charges, complaints, injuries, liabilities, obligations, losses, debts, suits, demands, grievances, costs, expenses (including, but not limited to, attorneys' fees, receiver fees, accountant fees, and other professional and expert fees) rights, actions and causes of action, of any nature or manner whatsoever, known and unknown, suspected and unsuspected, contingent or fixed, liquidated or unliquidated, past, present or future, including, but not limited to, rights arising out of alleged violations of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any tort, or any federal, state or other governmental statute, regulation, law or ordinance from the beginning of time to the date of execution of this Agreement, which Briggs may have as to the Corporation, and as to the Corporation's agents, officers, directors, shareholders, employees, attorneys, joint venturers, affiliates, general and limited partners, successors, predecessors, parent and subsidiary corporations, accountants, attorneys, contractors, representatives, successors and assigns and all persons acting by, through, under or in concert with any of them.

     (2)  The only  exceptions to the releases  specified in this  Agreement are
          (i) the obligations created and evidenced by the terms, conditions and provisions of this Agreement, as specified expressly in this
          Agreement;  and (ii) those claims  contemplated  by the  provisions of
          Article XI of this Agreement.

     (3) It is understood that there is a risk that, subsequent to the execution and delivery of this Agreement, losses, damages or injuries might be incurred which are unknown or unanticipated, for whatever reason, at the time of the execution and delivery of this Agreement. It is none the less specifically agreed that the releases specified in this Agreement are fully and completely effective regardless of any present lack of knowledge on the part of any party as to any claims, charges, complaints, liabilities, obligations, debts, suits, demands, grievances, losses, damages, injuries costs, expenses, rights, actions or causes of action, or as to any possible fact or circumstance relating in any manner to the matters for which the releases specified in this Agreement are made. Briggs voluntarily, intentionally and expressly waives the benefits and provisions of Section 1542 of the Civil Code of the State of California, and any similar law of any state or territory of the United States of America or other jurisdiction. Specifically, that Section 1542 specifies as follows:

               "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

     12.3 Release of Claims by the Corporation.

     (1) Subject to and except as to those claims contemplated by the provisions of Article XI of this Agreement, the Corporation, on behalf of itself, its agents, subsidiary companies, officers, directors, associates, representatives, employees, attorneys, joint venturers, affiliates, general and limited partners, predecessors, affiliates, heirs, successors and assigns, and all persons acting by, through, under or in concert with any of them, hereby irrevocably and forever releases, acquits and discharges Briggs, Peacock and CTC and Briggs', Peacocks' and CTC's agents, officers, directors, shareholders, employees, attorneys, joint venturers, general and limited partners, successors, predecessors, parent and subsidiary corporations, affiliates, attorneys, accountants, representatives, contractors, and assigns and all persons acting by, through, under or in concert with any of any one or all of them, from any and all claims, charges, complaints, injuries, liabilities, obligations, losses, debts, suits, demands, grievances, costs, expenses (including, but not limited to, attorneys' fees, receiver fees, accountant fees, and other professional and expert fees) rights, actions and causes of action, of any nature or manner whatsoever, known and unknown, suspected and unsuspected, contingent or fixed, liquidated or unliquidated, past, present or future, including, but not limited to, rights arising out of alleged violations of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any tort, or any federal, state or other governmental statute, regulation, law or ordinance from the beginning of time to the date of execution of this Agreement, which the Corporation may have as to CTC, Briggs or Peacock , and as to CTC's, Briggs' and Peacocks' agents, officers, directors, shareholders, employees, attorneys, joint venturers, affiliates, general and limited partners, successors, predecessors, parent and subsidiary corporations, accountants, attorneys, contractors, representatives, successors and assigns and all persons acting by, through, under or in concert with any of them.

     (2)  The only  exceptions to the releases  specified in this  Agreement are
          (i) the obligations created and evidenced by the terms, conditions and provisions of this

          Agreement, as specified expressly in this Agreement; and (ii) those claims contemplated by the provisions of Article XI of this Agreement.

     (3) It is understood that there is a risk that, subsequent to the execution and delivery of this Agreement, losses, damages or injuries might be incurred which are unknown or unanticipated, for whatever reason, at the time of the execution and delivery of this Agreement. It is none the less specifically agreed that the releases specified in this Agreement are fully and completely effective regardless of any present lack of knowledge on the part of any party as to any claims, charges, complaints, liabilities, obligations, debts, suits, demands, grievances, losses, damages, injuries costs, expenses, rights, actions or causes of action, or as to any possible fact or circumstance relating in any manner to the matters for which the releases specified in this Agreement are made. Corporation voluntarily, intentionally and expressly waives the benefits and provisions of Section 1542 of the Civil Code of the State of California, and any similar law of any state or territory of the United States of America or other jurisdiction. Specifically, that Section 1542 specifies as follows:

               "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

     12.4 Release of Claims by CTC.

     (1) Subject to and except as to those claims contemplated by the provisions of Article XI of this Agreement, CTC, on behalf of itself, its agents, relatives, associates, representatives, employees, attorneys, joint venturers, affiliates, general and limited partners, predecessors, affiliates, heirs, successors and assigns, and all persons acting by, through, under or in concert with any of them, hereby irrevocably and forever releases, acquits and discharges the Corporation and the Corporation's agents, officers, directors, shareholders, employees, attorneys, joint venturers, general and limited partners, successors, predecessors, parent and subsidiary corporations, affiliates, attorneys, accountants, representatives, contractors, and assigns and all persons acting by, through, under or in concert with any of them, from any and all claims, charges, complaints, injuries, liabilities, obligations, losses, debts, suits, demands, grievances, costs, expenses (including, but not limited to, attorneys' fees, receiver fees, accountant fees, and other professional and expert fees) rights, actions and causes of action, of any nature or manner whatsoever, known and unknown, suspected and unsuspected, contingent or fixed, liquidated or unliquidated, past, present or future, including, but not limited to, rights arising out of alleged violations of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any tort, or any federal, state or other governmental statute, regulation, law or ordinance from the beginning of time to the date of execution of this Agreement, which CTC may have as to the Corporation, and as to the Corporation's agents, officers, directors, shareholders, employees, attorneys, joint venturers, affiliates, general and limited partners, successors, predecessors, parent and subsidiary corporations, accountants, attorneys, contractors, representatives, successors and assigns and all persons acting by, through, under or in concert with any of them.

     (2)  The only  exceptions to the releases  specified in this  Agreement are
          (i) the obligations created and evidenced by the terms, conditions and provisions of this Agreement, as specified expressly in this
          Agreement;  and (ii) those claims  contemplated  by the  provisions of
          Article XI of this Agreement.

     (3) It is understood that there is a risk that, subsequent to the execution and delivery of this Agreement, losses, damages or injuries might be incurred which are unknown or unanticipated, for whatever reason, at the time of the execution and delivery of this Agreement. It is none the less specifically agreed that the releases specified in this Agreement are fully and completely effective regardless of any present lack of knowledge on the part of any party as to any claims, charges, complaints, liabilities, obligations, debts, suits, demands, grievances, losses, damages, injuries costs, expenses, rights, actions or causes of action, or as to any possible fact or circumstance relating in any manner to the matters for which the releases specified in this Agreement are made. CTC voluntarily, intentionally and expressly waives the benefits and provisions of Section 1542 of the Civil Code of the State of California, and any similar law of any state or territory of the United States of America or other jurisdiction. Specifically, that Section 1542 specifies as follows:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

                                  ARTICLE XIII
                               GENERAL PROVISIONS

     13.1. Notices. Any notice, direction or instrument required or permitted to be given pursuant to this Agreement shall be given in writing by (a) telegram, facsimile transmission or similar method, if confirmed by mail as herein provided, by mail; (b) if mailed postage prepaid, by certified mail, return receipt requested; or (iii) hand delivery to any party at the addresses of the parties specified, below. If given by telegram or facsimile transmission or similar method or by hand delivery, such notice, direction or instrument shall be deemed to have been given or made on the day on which it was given, and if mailed, shall be deemed to have been given or made on the second (2nd) business day following the day after which it was mailed. Any party may, from time to time by similar notice, give notice of any change of address, and in such event, the address of such party shall be deemed to be changed accordingly. The address, telephone number and facsimile transmission number for the notice of each party are:

         If to the Corporation:               Centrocom Corp.
                                              1301 Dove Street, Suite 460
                                              Newport Beach, California 92660

         If to Peacock and Briggs:            Vernon M. Briggs III
                                              3434 Via Lido, Suite 300
                                              Newport Beach, California 92660

                                              Eric Peacock
                                              3434 Via Lido, Suite 300
                                              Newport Beach, California 92660

         If to CTC:                           Centrocom Technologies Corporation
                                              3434 Via Lido, Suite 300
                                              Newport Beach, California 92660

     13.2. Recovery of Enforcement Costs. In the event any party shall institute any action or proceeding to enforce any provision of this Agreement to seek relief from any violation of this Agreement, or to otherwise obtain any judgment or order relating to or arising from the subject matter of this Agreement, each prevailing party shall be entitled to receive from each losing party such prevailing party's actual attorneys' fees and costs incurred to prosecute or defend such action or proceeding.

     13.3. Assignment. No party shall have the right, without the consent of the other party, to assign, transfer, sell, pledge, hypothecate, delegate, or otherwise transfer, whether voluntarily, involuntarily or by operation of law, any of such party's rights or obligations created by the provisions of this Agreement, nor shall the parties' rights be subject to encumbrance or the claim of creditors. Any such purported assignment, transfer, or delegation shall be null and void.

     13.4. Captions and Interpretations. Captions of the articles and sections of this Agreement are for convenience and reference only, and the works specified therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction, or meaning of the provisions of this Agreement. The language in all parts to this Agreement, in all cases, shall be construed in accordance with the fair meaning of that language as if prepared by all parties and not strictly for or against any party. Each party and counsel for such party have reviewed this Agreement. The rule of construction which requires a court to resolve any ambiguities against the drafting party shall not apply in interpreting the provisions of this Agreement.

     13.5. Entire Agreement. This Agreement and the exhibits to this Agreement are the final written expression and the complete and exclusive statement of all the agreements, conditions, promises, representations, warranties and covenants between the parties with respect to the subject matter of this Agreement, and this Agreement supersedes all prior or contemporaneous agreements, negotiations, representations, warranties, covenants, understandings and discussions by and between and among the parties, their respective representatives, and any other person, with respect to the subject matter specified in this Agreement. No provision of any exhibit or schedule to this Agreement shall supersede or annul the terms and provisions of this Agreement, unless the matter specified in such exhibit or schedules shall explicitly so provide to the contrary, in the event of ambiguity in meaning or understanding between the provisions of this Agreement proper and the appended exhibits, the provisions of this Agreement shall prevail and control in all instances.

     13.6 Waiver and Modification. No modification, supplement or amendment of this Agreement or of any covenant, representation, warranty, condition, or limitation specified in this Agreement shall be valid unless the same is made in writing and duly executed by both parties. No waiver of any covenant, representation, warranty, condition, or limitation specified in this Agreement shall be valid unless the same is made in writing and duly executed by the party making the waiver. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

     13.7 Further Assurances. The parties shall from time to time sign and deliver any further instruments and take any further actions as may be necessary to effectuate the intent and purposes of this Agreement.

     13.8 Number and Gender. Whenever the singular number is used in this Agreement and, when required by the context, the same shall include the plural, and vice versa; the masculine gender shall include the feminine and the neuter genders, and vice versa, and the word "person" shall include individual, company, sole proprietorship, corporation, joint venture, association, joint stock company, fraternal order, cooperative, league, club, society, organization, trust, estate, governmental agency, political subdivision or authority, firm, municipality, congregation, partnership, or other form of entity, whether active or passive.

     13.9 Successors and Assigns. This Agreement and each of its provisions shall obligate the heirs, executors, administrators, successors, and assigns of each of the parties. Nothing specified in this section, however, shall be a consent to the assignment or delegation by any party



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                                                                           E-112
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of such party's  respective rights and obligations  created by the provisions of this Agreement.

     13.10 Third Party Beneficiaries. Except as expressly specified by the provisions of this Agreement, this Agreement shall not be construed to confer upon or give to any person, other than the parties hereto, any right, remedy or claim pursuant to, or by reason of, this Agreement or of any term or condition of this Agreement.

     13.11 Severability. In the event any part of this Agreement, for any reason, is determined by a court of competent jurisdiction to be invalid, such determination shall not affect the validity of any remaining portion of this Agreement, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated. It is hereby declared the intention of the parties that they would have executed the remaining portion of this Agreement without including any such part, parts, or portion which, for any reason, may be hereafter determined to be invalid.

     13.12 Governmental Rules and Regulations. The Transaction is and shall remain subject to any and all present and future orders, rules and regulations of any duly constituted authority having jurisdiction of the Transaction.

     13.13 Execution in Counterparts. This Agreement may be prepared in multiple copies and forwarded to each of the parties for execution. All of the signatures of the parties may be affixed to one copy or to separate copies of this Agreement and when all such copies are received and signed by all the parties, those copies shall constitute one agreement which is not otherwise separable or divisible. Counsel for the Corporation shall keep all of such signed copies and shall conform one copy to show all of those signatures and the dates thereof and shall mail a copy of such conformed copy to each of the parties within thirty
(30) days after the receipt by such counsel of the last signed copy, and such counsel shall cause one such conformed copy to be filed in the principal office of such counsel.

     13.14 Reservation of Rights. The failure of any party at any time or times hereafter to require strict performance by any other party of any of the warranties, representations, covenants, terms, conditions and provisions specified in this Agreement shall not waive, affect of diminish any right of such party failing to require strict performance to demand strict compliance and performance therewith and with respect to any other provisions, warranties, terms, and conditions specified in this Agreement. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto, and whether the same or of a different type.

     13.15 Survival of Covenants, Representations and Warranties. All covenants, representations, and warranties made by each party to this Agreement shall be deemed made for the purpose of inducing the other party to enter into and execute this Agreement. The representations, warranties, and covenants specified in this Agreement shall survive the Closing and shall survive any investigation by either party whether before or after the execution of this Agreement. The covenants, representations, and warranties of CTC and Peacock and Briggs, on



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the one hand, and the  Corporation,  on the other hand, are made only to and for the benefit of each other and shall not create or vest rights in other persons.

     13.16 Concurrent Remedies. No right or remedy specified in this Agreement conferred on or reserved to the parties is exclusive of any other right or remedy specified in this Agreement or by law or equity provided or permitted; but each such right and remedy shall be cumulative of, and in addition to, every other right and remedy specified in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, and may be enforced concurrently therewith or from time to time. the termination of this Agreement for any reason whatsoever shall not prejudice any right or remedy which any party may have, either at law, in equity, or pursuant to the provisions of this Agreement.

     13.17 Governing Law. This Agreement shall be deemed to have been entered into in the County of Orange, State of California, and all questions concerning the validity, interpretation, or performance of any of the terms, conditions and provisions of this Agreement or of any of the rights or obligations of the parties shall be governed by, and resolved in accordance with, the laws of the State of California, without regard to conflicts of law principles. Any and all actions or proceedings, at law or in equity, to enforce or interpret the provisions of this Agreement shall be litigated in courts having situs within the County of Orange, State of California. No claim, demand, action, proceeding, litigation, hearing, motion or lawsuit resulting from or with respect to this Agreement shall be commenced or prosecuted in any jurisdiction other than the State of California, and any judgment, determination, finding or conclusion reached or rendered in any other jurisdiction shall be null and void. Each party hereby consents expressly to the jurisdiction of any local, state or federal court located within the State of California and consents that any service of process in such action or proceeding may be made by personal service upon such party wherever such party may be then located, or by certified or registered mail directed to such party at such party's last known address.

     13.18 Force Majeure. If any party is rendered unable, completely or partially, by the occurrence of an event of "force majeure" (hereinafter defined) to perform such party's obligations created by the provisions of this Agreement, such party shall give to the other party prompt written notice of the event of "force majeure" with reasonably complete particulars concerning such event; thereupon, the obligations of the party giving such notice, so far as those obligations are affected by the event of "force majeure," shall be suspended during, but no longer than, the continuance of the event of "force majeure." The party affected by such event of "force majeure" shall use all reasonable diligence to resolve, eliminate and terminate the event of "force majeure" as quickly as practicable. The requirement that an event of "force majeure" shall be remedied with all reasonable dispatch as hereinabove specified, shall not require the settlement of strikes, lockouts or other labor difficulties by the party involved, contrary to such party's wishes, and the resolution of any and all such difficulties shall be handled entirely within the discretion of the party concerned. The term "force majeure" as used in this Agreement shall be defined as and mean any act of God, strike, civil disturbance, lockout or other industrial disturbance, act of the public enemy, war, blockage, public riot, earthquake, tornado, hurricane, lightening, fire, public demonstration,



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

storm, flood, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause or event, whether of the type enumerated specifically in this section or otherwise, which is not reasonably within the control of the party claiming such suspension.

     13.19 Consent to Agreement. By executing this Agreement, each party, for itself represents such party has read or caused to be read this Agreement in all particulars, and consents to the rights, conditions, duties and responsibilities imposed upon such party as specified in this Agreement. Each party represents, warrants and covenants that such party executes and delivers this Agreement of its own free will and with no threat, undue influence, menace, coercion or duress, whether economic or physical. Moreover, each party represents, warrants, and covenants that such party executes this Agreement acting on such party's own independent judgment and upon the advice of such party's counsel.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed on the date first written above.


Centrocom Corp.,
a Nevada corporation


By:  /s/ David Smith                    /s/ Eric Peacock                      EP
     --------------------------------   ----------------------------------------
     David Smith                        Eric Peacock, in his individual capacity

Its: President and Secretary

                                        /s/ Vernon M. Briggs III
                                        ----------------------------------------
                                        Vernon M. Briggs III, in his individual
                                        capacity                              VB


Centrocom Technologies Corporation,
a Nevada corporation


By:  /s/  ERIC PEACOCK
     --------------------------------
Its: President


By:  /s/  VERNON M. BRIGGS III
     --------------------------------
Its: Secretary


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